SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 1997


                           AAON, INC.
                           ------------
     (Exact name of registrant as specified in its charter)



Nevada                          33-18336-LA        87-0448736
------                          -----------        ----------
(State or other jurisdiction    (Commission        (IRS Employer
of incorporation)               File Number)       Identification No.)


             2425 South Yukon, Tulsa, Oklahoma 74107
            ----------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (918) 583-2266

<PAGE 2>
Item 5.   Other Events.

          On March 6, 1997, the Board of Directors of
          Registrant amended Registrant's Bylaws to add new
          Section 1A as set forth below:

                    Section 1A.  The directors
               shall be classified with respect to
               the time for which they shall
               severally hold office by dividing
               them into three classes, each
               consisting of one-third of the
               number of the whole board of
               directors (or approximately one-
               third if such number is not evenly
               divisible by three).  At the
               meeting held for the election of
               the first such classified board on
               May 29, 1997, since seven directors
               are to be elected, two directors of
               the first class shall be elected
               for a term of one year; two
               directors of the second class shall
               be elected for a term of two years;
               and three directors of the third
               class shall be elected for a term
               of three years.  At each annual
               election thereafter,
               successors to the class of
               directors whose terms shall expire
               that year shall be elected to hold
               office for a term of three years so
               that the term of office of one
               class of directors shall expire in
               each year.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AAON, INC.



Date:  March 10, 1997                   By:  /s/ John B. Johnson, Jr.
                                             -------------------------
                                             John B. Johnson, Jr., Secretary